SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     SECURITY FIRST TECHNOLOGIES CORPORATION
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     58-2395199
            --------                                     ----------
      (State of incorporation                         ( I.R.S. Employer
        or organization)                               Identification No.)

          3390 PEACHTREE ROAD, NE, SUITE 1700, ATLANTA, GEORGIA 30326
          -----------------------------------------------------------
             (Address of principal executive offices)       (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-56181 (if applicable)

               Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered
            -------------------                   ------------------------------

                                      NONE
                                      ----

        Securities to be registered pursuant to Section 12(g)of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                     ---------------------------------------
                                (Title of class)


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the headings "Additional Information about the Holding Company -- Description of Capital Stock of the Holding Company," "Proposed
Increase  in  Authorized  Capital  Stock  of  the  Holding  Company,"  "Proposed
Elimination of Monetary Liabilities of Holding Company Directors" and "The Holding Company Reorganization -- Comparison of Shareholders' Rights" in the Registrant's Registration Statement on Form S-4 (File No. 333-56181), filed with the Securities and Exchange Commission (the "SEC") on June 5, 1998, as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on July 30, 1998, Pre-Effective Amendment No. 2 thereto filed with the SEC on August 21, 1998 and Pre-Effective Amendment No. 3 thereto filed with the SEC on August 25, 1998.

ITEM 2.        EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

         Exhibit
         No.            Description

         1              Amended and Restated Certificate of Incorporation of the
                        Registrant.

         2 Certificate of Designation for the Series B Redeemable Convertible Preferred Stock of the Registrant.

         3              Amended and Restated Bylaws of the Registrant.

         4 Specimen of certificate representing the common stock of the Registrant.



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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                     SECURITY FIRST TECHNOLOGIES CORPORATION
                                     ---------------------------------------
                                                 (Registrant)

Date:  September 29, 1998             By: /s/ Robert F. Stockwell
                                         ---------------------------------------
                                              Robert F. Stockwell
                                              Chief Financial Officer, Treasurer
                                                 and Secretary

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



                                  EXHIBIT INDEX

         Exhibit
         No.               Description

         1              Amended and Restated Certificate of Incorporation of the
                        Registrant.

         2 Certificate of Designation for the Series B Redeemable Convertible Preferred Stock of the Registrant.

         3              Amended and Restated Bylaws of the Registrant.

         4 Specimen of certificate representing the common stock of the Registrant.


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